EXHIBIT 10.2

Management Incentive Bonus Plan FY2016

The Management Incentive Bonus Plan (“MIBP”) is the executive bonus plan for all executives. The plan includes two key performance targets for ARI, Adjusted EBITDA and Recurring Revenue (“RR”), each worth 50% of the total on target bonus potential.  Based on the company’s performance in those two areas, the following Grids dictate the ultimate payout of the MBO bonus as a percentage:

Management Bonus Grid

FY 2016

Recurring Revenue Growth:
	% of plan	payout %	incremental increase

1st break	70%	50.00%	1.50
2nd break	80%	65.00%	2.00
3rd break	90%	90.00%	1.00
4th break	100%	110%	2.00
5th break	110%	120%	3.00
6th break	>120%	see note 1

Adjusted EBITDA Growth:

	% of plan	payout %	incremental increase
1st break	70%	50.00%	1.50
2nd break	80%	65.00%	2.00
3rd break	90%	90.00%	1.00
4th break	100%	110.00%	2.00
5th break	110%	120.00%	3.00
6th break	>120%	see note 1

Note 1:  >120% payment % is at Compensation Committee discretion for Executives; CEO for non‐executives.

Note 2:  No bonus earned for specific target if actual results for that target are < 70% achievement.

Note 3:  >100% multiplier earned only if achievement is at least 100% on both targets.

Note 4:  >120% payment % is at Compensation Committee discretion for Executives; CEO for non‐executives.